UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 19, 2005

DOR BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14778	41-1505029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 Lincoln Building, 1691 Michigan Avenue Miami, FL 33139
                                  (Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code (305) 534-3383

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On January 19, 2005, the American Stock Exchange (“AMEX”) notified DOR BioPharma, Inc. (the “Company”) that the staff of AMEX has accepted the Company’s compliance plan which was submitted on December 30, 2004. AMEX has granted the Company an extension until July 12, 2005 to regain compliance with the continued listing standard of Section 1003(a)(iii) of the AMEX Company Guide. This standard requires that member companies that have incurred losses in three of the last four years must maintain shareholders’ equity of at least $6 million.

The Company must continue to provide the staff of AMEX with updates in conjunction with the initiatives under the plan as appropriate or requested. The Company will be subject to periodic review by the staff of AMEX during the extension period. If the Company fails to make progress consistent with the compliance plan or to regain compliance with the continued listing standards by the end of the extension period, the Company’s common stock could be delisted from AMEX.

A copy of the press release announcing AMEX’s acceptance of the Company’s compliance plan is attached as Exhibit 99 to this report.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.    Title

99.1      Press release issued by DOR BioPharma, Inc. on January 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      DOR BIOPHARMA, INC.

By: /s/ Michael T. Sember
                            Name: Michael T. Sember
                      Title: President and Chief Executive Officer

Date: January 25, 2005